FNF Reports Second Quarter 2026 Financial Results

Jacksonville, Fla. – (August 5, 2026) - Fidelity National Financial, Inc. (NYSE:FNF) (FNF or the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (F&G), today reported financial results for the three months ended June 30, 2026.

Net earnings attributable to common shareholders for the second quarter were $288 million, or $1.08 per diluted share (per share), compared with net earnings of $278 million, or $1.02 per share, for the second quarter of 2025. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the second quarter were $370 million, or $1.39 per share, compared with $318 million, or $1.16 per share, for the second quarter of 2025.
•The Title Segment contributed $339 million for the second quarter, compared with $260 million for the second quarter of 2025
•The F&G Segment contributed $65 million for the second quarter, which reflects our approximately 72% ownership stake following the stock distribution at year-end, compared with $89 million for the second quarter of 2025, which reflected our approximately 82% ownership stake
•The Corporate Segment adjusted net loss was $6 million for the second quarter, before eliminating dividend income from F&G in the consolidated financial statements, compared with adjusted net loss of $3 million for the second quarter of 2025
•FNF’s consolidated adjusted net earnings include significant income and expense items in the F&G Segment, as well as alternative investment portfolio short-term returns that differ from long-term return expectations. Please see “Segment Financial Results” for F&G, as well as the “Non-GAAP Measures and Other Information” section for further explanation

Company Highlights

•Title Segment generated strong revenue and an industry leading margin despite dynamic environment: For the Title Segment, total revenue was $2.5 billion for the second quarter, compared with $2.2 billion for the second quarter of 2025. Total revenue, excluding recognized gains and losses, was $2.5 billion for the second quarter, a 16% increase over the second quarter of 2025. Our industry leading adjusted pre-tax title margin was 17.8% for the second quarter
•F&G Segment achieved assets under management before reinsurance of nearly $75 billion: F&G achieved record assets under management before reinsurance of $74.7 billion at the end of the second quarter, an increase of 8% over the second quarter of 2025. F&G’s gross sales were $2.7 billion and net sales were $1.5 billion for the second quarter
•Robust return of capital to shareholders: FNF returned approximately $195 million of capital to shareholders in the second quarter through $138 million of common stock dividends and $57 million of share repurchases. This brought the first half of 2026 capital returned to shareholders to approximately $417 million, through $278 million of dividends and $139 million of share repurchases. FNF ended the quarter with $457 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “Our second quarter results highlight the strength of FNF’s business model and the benefits of having two complementary market-leading franchises. In Title, we delivered an industry-leading adjusted pre-tax title margin of 17.8% despite a residential market that remains constrained by elevated mortgage rates and historically low transaction volumes. In F&G, assets under management before reinsurance approached $75 billion as the business continued to execute its strategy of balancing growth, profitability and capital efficiency.”

Mr. Foley added, “Our businesses continue to generate strong and consistent cash flow, supporting a disciplined capital allocation strategy that balances investing for future growth while returning capital to shareholders. During the second quarter, we returned approximately $195 million of capital through dividends and share repurchases, bringing total capital returned during the first six months of 2026 to approximately $417 million. With strong market positions and financial flexibility, we believe FNF remains exceptionally well positioned to create long-term value for our shareholders.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	June 30, 2026	June 30, 2025	2026	2025
Total revenue	$4,051	$3,635	$7,277	$6,364
F&G AUM before reinsurance[1]	$74,687	$69,161	$74,687	$69,161
F&G assets under management (AUM)[1]	$55,868	$55,565	$55,868	$55,565
F&G gross sales[1]	$2,719	$4,106	$5,892	$7,008
F&G net sales[1]	$1,464	$2,744	$3,709	$4,925
Total assets	$114,528	$102,331	$114,528	$102,331
Adjusted pre-tax title margin	17.8%	15.5%	15.7%	13.8%
Net earnings attributable to common shareholders	$288	$278	$531	$361
Net earnings per share attributable to common shareholders	$1.08	$1.02	$1.98	$1.32
Adjusted net earnings[1]	$370	$318	$619	$531
Adjusted net earnings per share[1]	$1.39	$1.16	$2.31	$1.95
Weighted average common diluted shares	267	273	268	273
Total common shares outstanding	268	272	268	272
1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services and home warranty.

Mike Nolan, Chief Executive Officer, added, “The Title business delivered an outstanding second quarter, generating adjusted pre-tax title earnings of $448 million, up 33% over the prior year, and an industry-leading adjusted pre-tax title margin of 17.8%. These results reflect strength across our commercial, residential, and agency businesses, supported by disciplined expense management and the benefits of our scale and operating platform. Commercial remains a meaningful driver of our performance as transaction activity and fee per file continue to trend higher, positioning us for what could be one of the strongest commercial years in our history.”

Mr. Nolan continued, “We are also seeing the benefits of our investments in technology, automation and artificial intelligence. As the leading provider of title and settlement services, FNF provides the rails upon which real estate transactions run, by orchestrating complex multi-party settlements, safeguarding the movement of funds and mitigating fraud in every transaction. By embedding AI capabilities into these workflows, we believe we can drive significant value over time by enhancing efficiency, reducing risk, strengthening fraud prevention and improving the customer experience across real estate transactions. Combined with the significant operating leverage embedded in our model, we believe we are exceptionally well positioned to benefit from the continued strength in commercial and an eventual recovery in residential transaction volumes.”

Second Quarter 2026 Highlights

•Total revenue was $2.5 billion, compared with $2.2 billion for the second quarter of 2025
•Total revenue, excluding recognized gains and losses, was $2.5 billion, a 16% increase over the second quarter of 2025
◦Direct title premiums were $767 million, a 21% increase over the second quarter of 2025
◦Agency title premiums were $967 million, a 15% increase over the second quarter of 2025
◦Commercial revenue was $440 million, a 32% increase over the second quarter of 2025
•Purchase orders opened increased 3% on a daily basis and purchase orders closed increased 4% on a daily basis compared with the second quarter of 2025
•Refinance orders opened increased 16% on a daily basis and refinance orders closed increased 26% on a daily basis over the second quarter of 2025
•Commercial orders opened increased 7% and commercial orders closed increased 11% over the second quarter of 2025
•Total fee per file was $4,107 for the second quarter, a 5% increase from the second quarter of 2025

Second Quarter 2026 Financial Results

•Pre-tax title margin was 17.8% and industry leading adjusted pre-tax title margin was 17.8% for the second quarter, compared with 16.6% and 15.5%, respectively, for the second quarter of 2025
•Pre-tax earnings in Title for the second quarter were $451 million, compared with $367 million for the second quarter of 2025
•Adjusted pre-tax earnings in Title were $448 million for the second quarter, an increase of 33% over $337 million for the second quarter of 2025, driven primarily by higher direct operating revenue and agent premiums. Direct title operating revenue increased 17% and agent premiums increased 15% over the second quarter of 2025

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Conor Murphy, F&G’s Chief Executive Officer and President, commented, “The second quarter reflects the strength and resilience of the business we have built at F&G. We achieved record assets under management before reinsurance of $74.7 billion underpinned by continued momentum in core retail, while maintaining our disciplined approach to sales, pricing and capital allocation. Our investment portfolio continues to perform well, with strong credit performance and impairments remaining below pricing assumptions, reinforcing the consistent earnings power of our business. Combined with our diversified distribution platform and strategic reinsurance relationships, we believe F&G is well positioned to navigate a dynamic market environment.”

Mr. Murphy continued, “Having spent the past year working closely with our employees, distribution partners and leadership team, my confidence in the future of F&G has only grown stronger. We see meaningful opportunities to further scale our fee-based, higher-margin and less capital-intensive earnings streams while continuing to grow our core spread-based franchise. Supported by strong inforce earnings generation, substantial financial flexibility and favorable demographic trends, we are confident in our ability to grow assets under management, expand returns and create long-term shareholder value.”

Second Quarter 2026

•AUM before flow reinsurance was $74.7 billion at the end of the second quarter, an increase of 8% over the second quarter of 2025. This included retained AUM of $55.9 billion, an increase of 1% over the second quarter of 2025; retained AUM reflects positive asset flows offset by $1.8 billion inforce block ceded with the F&G Life Re (Bermuda) sale effective March 1, 2026 and a $750 million funding agreement-backed note maturity in the second quarter of 2026
•Gross sales were $2.7 billion for the second quarter, compared with $4.1 billion for the second quarter of 2025 which included near record opportunistic sales; reflects our commitment to manage growth for the long-term
•Core sales were $2.0 billion for the second quarter, compared with $2.2 billion for the second quarter of 2025; reflects strong momentum with $1.8 billion of core retail (indexed annuity and indexed universal life), one of our strongest quarters on record, and $0.2 billion of pension risk transfer sales
•Opportunistic sales were $0.7 billion for the second quarter, compared with $1.9 billion for the second quarter of 2025; reflects lower multiyear guaranteed annuities partially offset by higher funding agreements. Opportunistic volumes vary quarter to quarter depending on economics and market opportunity
•Net sales were $1.5 billion for the second quarter, compared with $2.7 billion for the second quarter of 2025; reflects flow reinsurance in line with capital targets for multiyear guaranteed annuities and fixed indexed annuities
•    F&G Segment net loss attributable to common shareholders was $55 million for the second quarter which included unfavorable mark-to-market movement, compared to net earnings of $33 million for the second quarter of 2025 which included unfavorable mark-to-market movement
•    F&G Segment adjusted net earnings attributable to common shareholders were $65 million for the second quarter which reflects our approximately 72% ownership stake following the stock distribution at year-end, compared with $89 million for the second quarter of 2025, which reflected our approximately 82% ownership stake
◦    F&G Segment adjusted net earnings were $65 million for the second quarter of 2026. Investment income from alternative investments was $35 million, or $0.13 per share, below management’s current long-term expected return of approximately 12%
◦    F&G Segment adjusted net earnings were $89 million for the second quarter of 2025. Investment income from alternative investments was $55 million, or $0.21 per share, below management’s long-term expected return
◦    As compared with the prior year quarter and excluding the above items, adjusted net earnings reflect consistent core spread as the business maintained disciplined pricing. Total product margin was reduced after reflecting the F&G Life Re (Bermuda) sale, as well as lower surrender charge fee income and higher other liability costs, as expected. These items were partially offset by asset growth, steady fees from accretive flow reinsurance and owned distribution margin, and disciplined expense management which continued to drive scale benefit

Conference Call
We will host a call with investors and analysts to discuss FNF’s second quarter of 2026 results on Thursday, August 6, 2026, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2026
Direct title premiums	$767	$767	$—	$—	$—
Agency title premiums	967	967	—	—	—
Escrow, title related and other fees	1,173	694	413	66	—
Total title and escrow	2,907	2,428	413	66	—

Interest and investment income	811	86	718	35	(28)
Recognized gains and losses, net	333	14	290	29	—
Total revenue	4,051	2,528	1,421	130	(28)

Personnel costs	965	819	77	69	—
Agent commissions	749	749	—	—	—
Other operating expenses	460	394	41	25	—
Benefits & other policy reserve changes	1,149	—	1,149	—	—
Market risk benefit (gains) losses	32	—	32	—	—
Depreciation and amortization	219	37	175	7	—
Provision for title claim losses	78	78	—	—	—
Interest expense	61	—	41	20	—
Total expenses	3,713	2,077	1,515	121	—

Pre-tax earnings (loss)	$338	$451	$(94)	$9	$(28)

Income tax expense (benefit)	63	92	(19)	(10)	—
Earnings from equity investments	1	1	—	—	—
Non-controlling interests	(12)	8	(20)	—	—

Net earnings (loss) attributable to common shareholders	$288	$352	$(55)	$19	$(28)

EPS attributable to common shareholders - basic	$1.08

EPS attributable to common shareholders - diluted	$1.08

Weighted average shares - basic	267
Weighted average shares - diluted	267

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2026
Net earnings (loss) attributable to common shareholders	$288	$352	$(55)	$19	$(28)

Pre-tax earnings (loss)	$338	$451	$(94)	$9	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	147	(14)	190	(29)	—
Market related liability adjustments	(10)	—	(10)	—	—
Purchase price amortization	28	11	15	2	—
Transaction and other costs	14	—	14	—	—

Adjusted pre-tax earnings (loss)	$517	$448	$115	$(18)	$(28)

Total non-GAAP, pre-tax adjustments	$179	$(3)	$209	$(27)	$—
Income taxes on non-GAAP adjustments	(34)	1	(41)	6	—
Non-controlling interest on non-GAAP adjustments	(48)	—	(48)	—	—
Deferred tax asset valuation allowance	(11)	(11)	—	—	—
Tax (benefit) expense related to change in FG tax basis	(4)	—	—	(4)	—
Total non-GAAP adjustments	$82	$(13)	$120	$(25)	$—

Adjusted net earnings (loss) attributable to common shareholders	$370	$339	$65	$(6)	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.39

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2025
Direct title premiums	$632	$632	$—	$—	$—
Agency title premiums	839	839	—	—	—
Escrow, title related and other fees	1,289	613	631	45	—
Total title and escrow	2,760	2,084	631	45	—

Interest and investment income	777	86	682	37	(28)
Recognized gains and losses, net	98	43	51	4	—
Total revenue	3,635	2,213	1,364	86	(28)

Personnel costs	867	749	77	41	—
Agent commissions	654	654	—	—	—
Other operating expenses	416	342	42	32	—
Benefits & other policy reserve changes	993	—	993	—	—
Market risk benefit (gains) losses	(4)	—	(4)	—	—
Depreciation and amortization	200	35	158	7	—
Provision for title claim losses	66	66	—	—	—
Interest expense	61	—	41	20	—
Total expenses	3,253	1,846	1,307	100	—

Pre-tax earnings (loss)	$382	$367	$57	$(14)	$(28)

Income tax expense (benefit)	98	93	15	(10)	—
Earnings from equity investments	9	9	—	—	—
Non-controlling interests	15	6	9	—	—

Net earnings (loss) attributable to common shareholders	$278	$277	$33	$(4)	$(28)

EPS attributable to common shareholders - basic	$1.02

EPS attributable to common shareholders - diluted	$1.02

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2025
Net earnings (loss) attributable to common shareholders	$278	$277	$33	$(4)	$(28)

Pre-tax earnings (loss)	$382	$367	$57	$(14)	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	32	(43)	79	(4)	—
Market related liability adjustments	(16)	—	(16)	—	—
Purchase price amortization	33	13	18	2	—
Transaction costs	12	—	8	4	—
Adjusted pre-tax earnings (loss)	$443	$337	$146	$(12)	$(28)

Total non-GAAP, pre-tax adjustments	$61	$(30)	$89	$2	$—
Income taxes on non-GAAP adjustments	(12)	8	(19)	(1)	—
Non-controlling interest on non-GAAP adjustments	(14)	—	(14)	—	—
Deferred tax asset valuation allowance	5	5	—	—	—
Total non-GAAP adjustments	$40	$(17)	$56	$1	$—

Adjusted net earnings (loss) attributable to common shareholders	$318	$260	$89	$(3)	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.16

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2026
Direct title premiums	$1,350	$1,350	$—	$—	$—
Agency title premiums	1,755	1,755	—	—	—
Escrow, title related and other fees	2,284	1,282	909	93	—
Total title and escrow	5,389	4,387	909	93	—

Interest and investment income	1,633	177	1,441	71	(56)
Recognized gains and losses, net	255	(32)	258	29	—
Total revenue	7,277	4,532	2,608	193	(56)

Personnel costs	1,792	1,567	137	88	—
Agent commissions	1,357	1,357	—	—	—
Other operating expenses	858	734	74	50	—
Benefits & other policy reserve changes	1,633	—	1,633	—	—
Market risk benefit (gains) losses	105	—	105	—	—
Depreciation and amortization	434	72	348	14	—
Provision for title claim losses	140	140	—	—	—
Interest expense	122	—	82	40	—
Total expenses	6,441	3,870	2,379	192	—

Pre-tax earnings (loss) from continuing operations	$836	$662	$229	$1	$(56)

Income tax expense (benefit)	238	161	55	22	—
Earnings (loss) from equity investments	(1)	(1)	—	—	—
Non-controlling interests	66	12	54	—	—

Net earnings (loss) attributable to common shareholders	$531	$488	$120	$(21)	$(56)

EPS attributable to common shareholders - basic	$1.98

EPS attributable to common shareholders - diluted	$1.98

Weighted average shares - basic	268
Weighted average shares - diluted	268

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2026
Net earnings (loss) attributable to common shareholders	$531	$488	$120	$(21)	$(56)

Pre-tax earnings (loss)	$836	$662	$229	$1	$(56)

Non-GAAP Adjustments
Recognized (gains) and losses, net	30	32	27	(29)	—
Market related liability adjustments	(47)	—	(47)	—	—
Purchase price amortization	55	22	30	3	—
Transaction and other costs	19	—	19	—	—

Adjusted pre-tax earnings (loss)	$893	$716	$258	$(25)	$(56)

Total non-GAAP, pre-tax adjustments	$57	$54	$29	$(26)	$—
Income taxes on non-GAAP adjustments	—	(13)	7	6	—
Deferred tax asset valuation allowance	7	7	—	—	—
Non-controlling interest on non-GAAP adjustments	(11)	—	(11)	—	—
Tax expense related to change in FG tax basis	$35	$—	$—	$35	$—
Total non-GAAP adjustments	$88	$48	$25	$15	$—

Adjusted net earnings (loss) attributable to common shareholders	$619	$536	$145	$(6)	$(56)

Adjusted EPS attributable to common shareholders - diluted	$2.31

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Six Months Ended	Consolidated	Title		Corporate and Other	Elimination
June 30, 2025
Direct title premiums	$1,142	$1,142	$—	$—	$—
Agency title premiums	1,520	1,520	—	—	—
Escrow, title related and other fees	2,354	1,138	1,136	80	—
Total title and escrow	5,016	3,800	1,136	80	—

Interest and investment income	1,537	169	1,348	76	(56)
Recognized gains and losses, net	(189)	18	(212)	5	—
Total revenue	6,364	3,987	2,272	161	(56)

Personnel costs	1,637	1,421	144	72	—
Agent commissions	1,182	1,182	—	—	—
Other operating expenses	793	655	83	55	—
Benefits & other policy reserve changes	1,517	—	1,517	—	—
Market risk benefit (gains) losses	105	—	105	—	—
Depreciation and amortization	396	71	311	14	—
Provision for title claim losses	120	120	—	—	—
Interest expense	121	—	81	40	—
Total expenses	5,871	3,449	2,241	181	—

Pre-tax earnings (loss)	$493	$538	$31	$(20)	$(56)

Income tax expense (benefit)	127	135	10	(18)	—
Earnings from equity investments	10	10	—	—	—
Non-controlling interests	15	9	6	—	—

Net earnings (loss) attributable to common shareholders	$361	$404	$15	$(2)	$(56)

EPS attributable to common shareholders - basic	$1.33
EPS attributable to common shareholders - diluted	$1.32

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2025
Net earnings (loss) attributable to common shareholders	$361	$404	$15	$(2)	$(56)

Pre-tax earnings (loss)	$493	$538	$31	$(20)	$(56)

Non-GAAP Adjustments
Recognized (gains) and losses, net	85	(18)	108	(5)	—
Market related liability adjustments	87	—	87	—	—
Purchase price amortization	65	28	33	4	—
Transaction costs	13	—	9	4	—

Adjusted pre-tax earnings (loss)	$743	$548	$268	$(17)	$(56)

Total non-GAAP, pre-tax adjustments	$250	$10	$237	$3	$—
Income taxes on non-GAAP adjustments	(52)	(2)	(49)	(1)	—
Deferred tax asset valuation allowance	6	6	—	—	—
Non-controlling interest on non-GAAP adjustments	(34)	—	(34)	—	—
Total non-GAAP adjustments	$170	$14	$154	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$531	$418	$169	$—	$(56)

Adjusted EPS attributable to common shareholders - diluted	$1.95

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$77,523	$75,831
Goodwill	5,216	5,272
Title plant	425	424
Total assets	114,528	109,014
Notes payable	4,378	4,400
Reserve for title claim losses	1,715	1,700
Secured trust deposits	1,016	731
Accumulated other comprehensive (loss) earnings	(1,807)	(1,678)
Non-controlling interests	1,356	1,548
Total equity and non-controlling interests	8,809	8,972
Total equity attributable to common shareholders	7,453	7,424

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Pre-tax earnings	$451	$367	$662	$538
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	(14)	(43)	32	(18)
Purchase price amortization	11	13	22	28
Total non-GAAP adjustments	(3)	(30)	54	10
Adjusted pre-tax earnings	$448	$337	$716	$548
Adjusted pre-tax margin	17.8%	15.5%	15.7%	13.8%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Quarterly Opened Orders ('000's except % data)
Total opened orders*	391	389	332	370	366	343	299	352
Total opened orders per day*	6.2	6.4	5.3	5.8	5.8	5.6	4.7	5.5
Purchase % of opened orders	73%	67%	65%	70%	76%	75%	72%	73%
Refinance % of opened orders	27%	33%	35%	30%	24%	25%	28%	27%
Total closed orders*	273	234	259	250	246	201	232	232
Total closed orders per day*	4.3	3.8	4.1	3.9	3.9	3.3	3.7	3.6
Purchase % of closed orders	72%	63%	65%	74%	75%	75%	72%	77%
Refinance % of closed orders	28%	37%	35%	26%	25%	25%	28%	23%

Commercial (millions, except orders in '000's)
Total commercial revenue	$440	$338	$479	$389	$333	$293	$376	$290
Total commercial opened orders	57.9	55.2	51.4	54.8	54.1	52.6	47.5	50.8
Total commercial closed orders	32.9	28.0	32.9	30.8	29.6	26.0	28.9	25.9

National commercial revenue	$258	$182	$277	$209	$178	$149	$208	$151
National commercial opened orders	24.4	23.7	22.5	24.3	23.7	22.7	20.7	21.9
National commercial closed orders	13.5	11.7	14.2	13.1	12.0	10.2	11.8	10.4

Total Fee Per File
Fee per file	$4,107	$3,655	$4,099	$3,994	$3,894	$3,761	$3,909	$3,708
Residential fee per file	$2,976	$2,639	$2,722	$2,908	$3,001	$2,776	$2,772	$2,881
Total commercial fee per file	$13,400	$12,100	$14,600	$12,600	$11,300	$11,300	$13,000	$11,200
National commercial fee per file	$19,200	$15,500	$19,500	$16,000	$14,900	$14,600	$17,600	$14,500

Total Staffing
Total field operations employees	11,000	10,700	10,600	10,600	10,500	10,200	10,300	10,400

Actual title claims paid ($ millions)	$67	$57	$80	$58	$66	$65	$75	$64

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2026	136,000	72%	92,000	68%
May 2026	124,000	74%	87,000	73%
June 2026	131,000	74%	94,000	74%

Second Quarter 2026	391,000	73%	273,000	72%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2025	127,000	74%	83,000	74%
May 2025	121,000	76%	82,000	76%
June 2025	118,000	76%	81,000	77%

Second Quarter 2025	366,000	76%	246,000	75%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net (loss) earnings attributable to common shareholders	$(55)	$33	$120	$15
Non-GAAP adjustments(1):
Recognized (gains) losses, net	190	79	27	108
Market related liability adjustments	(10)	(16)	(47)	87
Purchase price amortization	15	18	30	33
Transaction and other costs	14	8	19	9
Income taxes on non-GAAP adjustments	(41)	(19)	7	(49)
Non-controlling interest on non-GAAP adjustments	(48)	(14)	(11)	(34)
Adjusted net earnings (loss) attributable to common shareholders(1)	$65	$89	$145	$169

•Adjusted net earnings were $65 million for the second quarter of 2026. Investment income from alternative investments was $35 million, or $0.13 per share, below management’s current long-term expected return of approximately 12%

•    Adjusted net earnings were $89 million for the second quarter of 2025. Investment income from alternative investments was $55 million, or $0.21 per share, below management’s long-term expected return

•Adjusted net earnings of $145 million for the first six months ended June 30, 2026 included $4 million, or $0.01 per share, from investment and other income true-up adjustments. Investment income from alternative investments was $66 million, or $0.25 per share, below management’s current long-term expected return

•Adjusted net earnings of $169 million for the first six months ended June 30, 2025 included $13 million, or $0.05 per share, of income from a reinsurance true-up adjustment. Investment income from alternative investments was $92 million, or $0.34 per share, below management’s long-term expected return

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three months ended		Six months ended
(In millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Indexed annuities ("FIA/RILA")	$1,744	$1,701	$3,323	$3,162
Indexed universal life ("IUL")	42	53	86	96
Pension risk transfer ("PRT")	232	445	549	756
Subtotal: Core sales	2,018	2,199	3,958	4,014
Fixed rate annuities ("MYGA")	101	1,907	284	2,469
Funding agreements ("FABN/FHLB")	600	—	1,650	525
Subtotal: Opportunistic sales(2)	701	1,907	1,934	2,994
Gross sales(1)	2,719	4,106	5,892	7,008
Sales attributable to flow reinsurance to third parties(3)	(1,255)	(1,362)	(2,183)	(2,083)
Net sales(1)	1,464	2,744	3,709	4,925

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Opportunistic sales volumes fluctuate quarter to quarter depending on economics and market opportunity
3.Sales attributable to flow reinsurance to third parties includes the reinsurance sidecar

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders (ANE) is a non-GAAP economic measure used to evaluate financial performance each period.

ANE eliminates the impact of specific items that are not indicative of the underlying economics of our business, including certain market volatility, asymmetrical and noneconomic accounting, nonrecurring items and other income and expense adjustments. These items are volatile in our reported GAAP earnings and are not indicative of the underlying profitability drivers reflected in the design and pricing of our products and/or our investment and hedging strategy, as such items fluctuate from period to period in a manner inconsistent with these drivers.

ANE provides information to enhance an investor’s understanding of our results and underlying profitability drivers by removing the impact of short-term market volatility (i.e. recognized gains and losses, market risk benefits remeasurement gains and losses, derivative gains and losses), asymmetrical and non-economic accounting (i.e. derivatives and investment hedges that do not qualify for hedge accounting, deferred pension risk transfer deferred profit liability losses), and other adjustments.

ANE is calculated by adjusting net earnings or loss attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these items are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

Recognized gains and losses are excluded from ANE as part of both adjustments (i) and (ii). As part of those two adjustments to ANE, all material recognized gains and losses are removed except for periodic settlements of interest rate swaps used to economically hedge floating rate investments.

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and
vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.